UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

January 27, 2005

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Two of the current directors of Capital One Financial Corporation (the “Company”), James V. Kimsey and James A. Flick, Jr., will not be standing for re-election to the Company’s Board of Directors when their terms expire at the Company’s annual stockholder meeting on April 28, 2005. Additionally, Patrick W. Gross and Ann Fritz Hackett, whose terms are also expiring, have been nominated to stand for re-election.

Mr. Kimsey and Mr. Flick are two of Capital One’s original board members, having both served on the Board of Directors since the Company spun off from Signet Bank ten years ago. Both directors are leaving the board on good terms. Mr. Kimsey has chosen to devote more time to other interests, while Mr. Flick has reached retirement age per the Company’s bylaws.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: January 27, 2005	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr. Executive Vice President, General Counsel and Corporate Secretary

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